EXHIBIT 10.90

VOTING AGREEMENT

THIS AGREEMENT entered into as of December  31, 2004 by and among Alfred Schwartz and Robert Holman as Trustees of the Cap Rock Energy Trustees’ Trust (Trustees) and Cap Rock Energy Corporation (“Cap Rock”).

W I T N E S S E T H:

WHEREAS, Trustees currently hold and control 325,223 shares of issued and outstanding voting common stock of Cap Rock, a corporation organized and existing under the laws of Texas;

WHEREAS, the Trustees and Cap Rock desire to maintain the continuity and stability of the policy and management of the Corporation; and

WHEREAS, the Trustees believe it to be in the best interests of the shareholders whose stock is currently held in the Cap Rock Shareholders’ Trust (the “Trust”) and in the best interest of Cap Rock that the shares held and controlled by Trustees (the “Shares”) be voted in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises and covenants contained herein, it is hereby agreed as follows:

A.            Voting

1.             General.  The Trustees hereby agree to pool the voting of the Shares held in the Cap Rock Energy Shareholders’ Trust (the “Trust”), and to vote or consent with respect to all of such Shares as a block or unit in all votes, in person or by proxy at any and all meetings of the shareholders of Cap Rock, for whatever purpose called or held, and in any and all proceedings, whether at a meeting of the shareholders or otherwise, wherein the vote or written consent of the Trustees (or subsequent holder or owner of the Shares) may be required or authorized by law.  Without limiting the generality of the foregoing, with respect to the following matters the Trustees, or their successors or the subsequent holders or owners of the Shares, shall vote the Shares as follows:

(a)           Vote for Directors

(i)            Election.  The Shares shall be voted for the persons nominated by Cap Rock’s nominating committee.

(ii)           Replacement.  If any director so elected should die, resign, be removed or become incapacitated or otherwise refuse to act in his or her capacity as director, the Trustees shall vote for the replacement nominated or appointed by the Board or the nominating committee at any election required.

(b)  Vote on Other Issues.  In the event of a vote of the shareholders involving authorization of (i) any amendment to the Corporation’s Certificate of Incorporation; (ii) any amendment to the Corporation’s By-laws; (iii) merger, consolidation or binding share exchange; (iv) sale or other disposition of all or substantially all of the assets of the Corporation; (v) bankruptcy; (vi) dissolution; or (vii) any other matter submitted to a vote of the shareholders, the Trustees agree to pool the Shares and to vote them as a block or unit.  A vote on any particular issue shall be made in the manner that the Board of Directors of Cap Rock has recommended, provided, however, that notwithstanding the foregoing, with regard to any tender offer if the premium (i.e., the price per Share offered in the tender offer or other repurchase offer over the then market price per share of the Shares) for the Shares covered by the tender offer ( or other repurchase offer) is 25% or greater, the Trustees shall sell all of the Shares held in the corpus of the Trust to the Offeror at the highest cash price offered under the tender offer or other repurchase offer.

B.            Arbitration.  Any dispute regarding this Agreement, or any vote hereunder, shall be settled by the appointment of an independent third party arbitrator in accordance with the rules of the American Arbitration Association.

C.            Proxy.  In order to facilitate the resolution of any dispute referred to in Section B hereof, and to avoid any future dispute, and to carry out the provisions of Section A hereof, the Trustees do hereby grant, pursuant to Texas Business Corporation Act Article 2.29, to such person as may be designated in writing by Cap Rock, within ten days of receipt of notice of a meeting or other shareholder action, an irrevocable proxy to vote the Shares in accordance with this Agreement.

D.            Provisions to Survive Death or Incapacity of any Trustee or Transfer of the Shares to the State.  In the event of the death, incapacity or incompetence of any Trustee, the provisions of this Agreement will continue to be binding on the Trust and the Shares held therein.  In the event any of the Shares currently held in the Trust are transferred out of the Trust, to the State of Texas through an escheat process, the provisions of this Agreement will continue to be binding on the owner or holder of the Shares.

E.             Transfer of Shares.  Shares may be transferred only in accordance with the terms and conditions of the Trust or pursuant to the escheat laws of the State of Texas.  Upon a transfer of Shares out of the Trust, the shares shall remain subject to, and be voted in accordance with, the terms of this Agreement, so long as the Shares are held are owned by the State of Texas or other governmental entity.

F.             Endorsement of Share Certificates.                Certificates for Shares of Cap Rock subject to this Agreement shall be endorsed as follows:  “Any assignment, transfer, pledge or other disposition of the shares represented by this certificate, and any subsequent disposition thereof, is restricted by, and subject to, the By-laws of the Corporation and the terms and provisions of a Voting Agreement dated as of December 31, 2004, copies of which are on file with the Secretary of the Corporation.”

G.            Termination.  This Agreement shall terminate upon the occurrence of the earliest of any of the following events:

1.             The written agreement of all of the Trustees, or their successors, or the subsequent owners or holders of the Shares, and Cap Rock;

2.             The expiration of the term of this Agreement or any renewal thereof and the failure of some or all of the remaining Trustees and Cap Rock to have agreed to renew this Agreement;

3.             The merger or consolidation of Cap Rock with or into another entity or a binding share exchange between the Cap Rock and another entity, if Cap Rock is not the surviving corporation and the Shares represent less than the number of outstanding shares of such surviving corporation that is needed to confer upon Cap Rock more than fifty percent (50%) of the outstanding voting power of such surviving corporation.

4.             The issuance of the Shares to the legal owner of the Shares, or their heirs.  This provision applies to release the restrictions herein only to those particular shares which are issued to the legal owner for whom the Shares are currently held in Trust.

5.             The sale or transfer of the Shares by the State of Texas, after the Shares have escheated to the State of Texas, to a third party.  This provision applies to release the restrictions herein only to those particular shares which are sold are transferred by the State of Texas to a third party.

H.            Term.  This Agreement shall become effective upon the date hereof and continue in effect for a period of five years from the date hereof.

I.              Renewal.                This Agreement may be renewed for successive one-year periods or such other term as may be permitted by law, provided that the Trustees desiring to extend and renew this Agreement give their written consent to such renewal prior to the expiration of this Agreement.

J.             Consideration.     In addition to the recitals and promises herein, Cap Rock agrees to pay to the legal owner of the Shares, or their heirs, for whom the Shares are currently held in Trust, ten percent of the current value of the shares as of the close of the stock market on December 30, 2004, at the time any such shares are issued to the legal owner as set forth above.  Such amounts shall be due and payable to each legal owner of the Shares, or their heirs, within ten days of the date any of the Shares currently held in Trust are issued to the legal owner for whom the shares are currently held in Trust. This consideration shall not be payable to any person or entity that subsequently acquires such shares, other than the person or entity for whom the Shares are currently held in Trust.  Any of the Shares that are not subsequently issued to the person or entity for whom the Shares are currently held in Trust, shall not be entitled to the above referenced payment.

K.            Amendment.         This Agreement may be amended by the written agreement of all of the parties hereto.

L.            Benefit.                  This Agreement shall be for the benefit of the parties hereto and shall be binding on the parties hereto, their heirs, legal representatives, successors, assigns and transferees.

M.           Governing Law.    This Agreement shall be governed, construed and enforced in accordance with the laws of Texas.

IN WITNESS WHEREOF, the Trustees have executed this Agreement as of the date and year first written above.

By: /s/ Alfred Schwartz
Alfred Schwartz, Trustee

By: /s/ Robert Holman
Robert Holman, Trustee

Cap Rock Energy Corporation

By: /s/ Will West
Will West, President